Exhibit 10.92



                          AGREEMENT AND PLAN OF MERGER

                                      among

                               HENRY SCHEIN, INC.

                               SSC HOLDINGS, INC.

                            SCIENTIFIC SUPPLY COMPANY

                               LAWRENCE J. FRANKEL

                         THE LAWRENCE AND PAMELA FRANKEL
                           CHARITABLE REMAINDER TRUST

                                 NORMAN FRANKEL

                                 RUDOLPH KELEMEN

                                       and

                                  BRUCE BARBER

                           Dated as of April 26, 1996

                                TABLE OF CONTENTS


ARTICLE I

THE MERGER; THE SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . .  . 1
     Section 1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . .  . 1
     Section 1.2  Effective Time of the Merger  . . . . . . . . . . . . . . .  2
     Section 1.3  Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 1.4  Certificate of Incorporation. . . . . . . . . . . . . . . .  2
     Section 1.5  By-Laws.  . . . . . . . . . . . . . . . . . . . . . . . . .  2


ARTICLE II

CONVERSION OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.1  Exchange Ratio. . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.2  Exchange of Company Stock.  . . . . . . . . . . . . . . . .  4
     Section 2.3  No Fractional Securities. . . . . . . . . . . . . . . . . .  4

ARTICLE III

DETERMINATION OF EXCHANGE VALUE . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 3.1  Parent's Calculations of 1995 EBITD and Adjusted February 29
                  Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 3.2  The Stockholders' Dispute of Parent's Calculations of 1995
                  EBITD and/or Adjusted February 29 Net Worth.  . . . . . . .  5
     Section 3.3  Final 1995 EBITD and Final Adjusted February 29 Net Worth;
                  Determination of Exchange Value.  . . . . . . . . . . . . .  6

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . .  7
     Section 4.1  Organization. . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.3  Company Subsidiaries. . . . . . . . . . . . . . . . . . . .  8
     Section 4.4  Authority Relative to this Agreement. . . . . . . . . . . .  8
     Section 4.5  Consents and Approvals; No Violations.  . . . . . . . . . .  8
     Section 4.6  Financial Statements. . . . . . . . . . . . . . . . . . . .  9
     Section 4.7  Absence of Certain Changes or Events; Material Contracts. .  9
     Section 4.8  Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 4.9  Absence of Undisclosed Liabilities. . . . . . . . . . . .   10
     Section 4.10 No Default. . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 4.11 Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . .   10

     Section 4.12 Title to Properties; Encumbrances.  . . . . . . . . . . .   11
     Section 4.13 Intellectual Property.  . . . . . . . . . . . . . . . . .   11
     Section 4.14 Compliance with Applicable Law. . . . . . . . . . . . . .   12
     Section 4.15 Employee Benefit Plans; ERISA; Labor Matters. . . . . . .   13
     Section 4.16 Environmental Laws and Regulations  . . . . . . . . . . .   14
     Section 4.17 Accounting Matters. . . . . . . . . . . . . . . . . . . .   15
     Section 4.18 Affiliate Transactions  . . . . . . . . . . . . . . . . .   15
     Section 4.19 Brokers.  . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT  . . . . . . . . . . . . . . . . .   15
     Section 5.1  Organization  . . . . . . . . . . . . . . . . . . . . . .   15
     Section 5.2  Capitalization. . . . . . . . . . . . . . . . . . . . . .   16
     Section 5.3  Authority Relative to this Agreement. . . . . . . . . . .   16
     Section 5.4  Consents and Approvals No Violations. . . . . . . . . . .   16
     Section 5.5  Reports and Financial Statements. . . . . . . . . . . . .   17
     Section 5.6  Accounting Matters  . . . . . . . . . . . . . . . . . . .   17
     Section 5.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . . . . . . . . . . . . .   18
     Section 6.1  Conduct of Business by the Company Pending the Merger.  .   18
     Section 6.2  Conduct of Business by Parent Pending the Merger. . . . .   19
     Section 6.3  Conduct of Business of Sub. . . . . . . . . . . . . . . .   19

ARTICLE VII

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     Section 7.1  Access and Information. . . . . . . . . . . . . . . . . .   20
     Section 7.2  No Solicitation.  . . . . . . . . . . . . . . . . . . . .   20
     Section 7.3  Reasonable Best Efforts . . . . . . . . . . . . . . . . .   21
     Section 7.4  Salary; Employee Benefits.  . . . . . . . . . . . . . . .   21
     Section 7.5  Stockholder Loans.  . . . . . . . . . . . . . . . . . . .   21
     Section 7.6  Certain Distributions.  . . . . . . . . . . . . . . . . .   21
     Section 7.7  Non-Compete Agreements. . . . . . . . . . . . . . . . . .   21
     Section 7.8  Expenses  . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 7.9  Public Announcements. . . . . . . . . . . . . . . . . . .   21
     Section 7.10 Supplemental Disclosure.  . . . . . . . . . . . . . . . .   22

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . . . . . . . . . . . . .   22
     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                                                                              22
     Section 8.2  Conditions to Obligations of Parent and Sub to Effect the
                  Merger.   . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 8.3  Conditions to Obligation of the Company to Effect the Merger.
                                                                              24

ARTICLE IX

TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 9.1 Termination  . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 9.2  Effect of Termination . . . . . . . . . . . . . . . . . .   25

ARTICLE X

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 10.1 Survival of Representations and Warranties  . . . . . . .   25
     Section 10.2 Indemnification by Stockholders . . . . . . . . . . . . .   26
     Section 10.3 Indemnification by Parent . . . . . . . . . . . . . . . .   26
     Section 10.4 Indemnification Procedures  . . . . . . . . . . . . . . .   26

ARTICLE XI

RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 11.1 Non-Competition . . . . . . . . . . . . . . . . . . . . .   28
     Section 11.2 Non-Solicitation of Employees . . . . . . . . . . . . . .   28
     Section 11.3
     Non-Solicitation or Interference with Customers and Suppliers  . . . .   28
     Section 11.4
     Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE XII

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Section 12.1 Amendment and Modification  . . . . . . . . . . . . . . .   28
     Section 12.2 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 12.3 Survivability; Investigations . . . . . . . . . . . . . .   29
     Section 12.4 Notices.  . . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 12.5 Descriptive Headings; Interpretation  . . . . . . . . . .   30
     Section 12.6 Entire Agreement; Assignment  . . . . . . . . . . . . . .   30
     Section 12.7 Governing Law.  . . . . . . . . . . . . . . . . . . . . .   30
     Section 12.8 Severability. . . . . . . . . . . . . . . . . . . . . . .   30
     Section 12.9 Counterparts  . . . . . . . . . . . . . . . . . . . . . .   31

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER dated as of April 26, 1996, among HENRY SCHEIN, INC., a Delaware corporation ("Parent"), SSC HOLDINGS, INC., an Illinois
                                       ------
corporation and wholly-owned subsidiary of Parent ("Sub"), SCIENTIFIC SUPPLY
                                                    ---
COMPANY, an Illinois corporation (the "Company"), and LAWRENCE J. FRANKEL, the
                                       -------
LAWRENCE AND PAMELA FRANKEL CHARITABLE REMAINDER TRUST CREATED UNDER A TRUST AGREEMENT DATED AS OF MARCH 1, 1996, NORMAN FRANKEL, RUDOLPH KELEMEN and BRUCE BARBER (collectively, the "Stockholders").
                           ------------

          The Parent, the Sub, the Company and the Stockholders desire that Parent acquire the Company pursuant to the merger of Sub with and into the Company in accordance with the terms of this Agreement, and the Illinois Business Corporation Act ("IBCA").
                           ----

          The parties hereto agree as follows:


                                   ARTICLE I

                      THE MERGER; THE SURVIVING CORPORATION

     Section 1.1  The Merger.  In accordance with the provisions of this
                  ----------
Agreement and the IBCA, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company (the "Merger"), the separate existence
                                                ------
of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate
                    ---------------------
existence under the laws of the State of Illinois. The Merger shall have the effects set forth in Section 11.50 of the IBCA.

     Section 1.2  Effective Time of the Merger.  The Merger shall become
                  ----------------------------
effective at the time of filing of or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the IBCA, filed with the Secretary of State of the State of Illinois, in accordance with the provisions of Section 11.35 of the IBCA. Such filing shall be made as soon as practicable after the Closing (as defined in
Section 1.3). When used in this Agreement, the term "Effective Time" shall mean
                                                     --------------
the date and time at which the Merger shall become effective.

     Section 1.3  Closing.  The closing of the transactions contemplated by this
                  -------
Agreement (the "Closing") shall take place at the offices of Aronberg Goldgehn
                -------
Davis & Garmisa, One IBM Plaza, Suite 3000, Chicago, Illinois, at 10:00 a.m., local time, on May 17, 1996 or on such other date and at such other time and place as Parent and the Company shall agree (the "Closing Date").
                                                  ------------

          Section 1.4  Certificate of Incorporation.  The Articles of
                       ----------------------------
Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Scientific Supply Company."

          Section 1.5  By-Laws.  The By-Laws of Sub as in effect at the
                       -------
Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

          Section 1.6  Directors and Officers of Surviving Corporation.
                       -----------------------------------------------

          (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.


                                   ARTICLE II

                              CONVERSION OF SHARES

          Section 2.1  Exchange Ratio.  At the Effective Time, by virtue of the
                       --------------
Merger and without any action on the part of the holder thereof:

          (a) Each share of common stock, par value $100.00 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately
                   --------------------
     prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive (x) a number of shares of the common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), payable upon the surrender of
                            -------------------
     the certificate formerly representing such share of Company Common Stock in accordance with Section 2.2, equal to the quotient derived by dividing
     (i) the Interim Stock Value (as defined in Section 3.2(b)) by (ii) the product of (A) the number of outstanding shares of Company Common Stock at the Closing multiplied by (B) the average of the per share closing prices for the Parent Common Stock on the NASDAQ National Market System ("NASDAQ")
                                                                        ------
     for the ten trading days immediately preceding the Closing and (y) an amount in cash equal to the quotient derived by dividing (i) the Interim Cash Value (as defined in Section 3.2(b)) by (ii) the number of outstanding shares of Company Common Stock at the Closing.

          (b) All shares of Company Common Stock that are held by the Company as treasury shares shall be cancelled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary" means,
                                                              ----------
     with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

          (c) Each share of common stock, par value $.01 per share, of Sub ("Sub Common Stock"), issued and outstanding immediately prior to the
       ----------------
     Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (d) The holders of shares of Company Common Stock as to which appraisal rights shall have been duly demanded under applicable law ("Dissenting Shares"), if any, shall be entitled to payment by the
       -----------------
     Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of applicable law; provided, however, that (i) if any holder of the Dissenting Shares shall,
     --------  -------
     under the circumstances permitted by applicable law, subsequently deliver a written withdrawal of such holder's demand for appraisal of such shares or
     (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided under applicable law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided under applicable law, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into Parent Common Stock and cash pursuant to Section 2.1(a) as of the Effective Time. The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Parent.

          Section 2.2  Exchange of Company Stock.  Promptly after the Effective
                       -------------------------
Date, each Stockholder shall present to the Parent for cancellation a certificate or certificates which immediately prior to the Effective Time repre-sented outstanding shares of Company Common Stock (the "Certificates") that were
                                                        ------------
converted pursuant to Section 2.1 into the right to receive shares of Parent Common Stock prior to the Closing Date, and the Parent shall thereupon deliver to such Stockholder in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such Stockholder has the right to receive pursuant to the provisions of this Article II and (y) cash in lieu of any fractional shares of Parent Common Stock to which such Stockholder is entitled pursuant to Section 2.3, after giving effect to any required tax withholdings. The shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

          Section 2.3  No Fractional Securities.  No certificates or scrip
                       ------------------------
representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or pursuant to Section 3.4, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates or pursuant to Section 3.4 will be entitled to receive, and Parent will timely make a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Parent Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on NASDAQ for the ten trading days immediately preceding the Closing (the "Parent Stock Price").
              ------------------

                                   ARTICLE III

               DETERMINATION OF INTERIM AND FINAL EXCHANGE VALUE;
                       ADJUSTMENT TO MERGER CONSIDERATION

          Section 3.1  Company's Calculations of 1995 EBITD, Adjusted April 12
                       -------------------------------------------------------
Net Worth and April 12 Inventory.  On the date hereof, the Company shall deliver
- --------------------------------
to Parent a statement (the "Company's Statement") in reasonable detail of the
                            -------------------
Company's calculation of 1995 EBITD (as defined below), Adjusted April 12 Net Worth (as defined below) and April 12 Inventory (as defined below). For purposes of this Agreement, "1995 EBITD" means the product of (x) the Company's
                             ----------
net income, increased solely by non-recurring expenses and adjustments listed on Exhibit A, interest, depreciation and taxes (but only to the extent such non-recurring expenses and adjustments interest, depreciation and taxes have been deducted in the computation of net income), for the eight-month period ending February 29, 1996 and (y) 1.5; "Adjusted April 12 Net Worth" means (x) the
                                ---------------------------
Company's net worth as of April 12, 1996 (including in the calculation of Adjusted April 12 Net Worth the items described on Exhibit B-1 and excluding from the calculation of Adjusted April 12 Net Worth the Company's inventory as of April 12, 1996 and the items described on Exhibit B-2); and "April 12
                                                                --------
Inventory" means the dollar value of the Company's inventory as of April 12,
- ---------
1996 (excluding from the calculation of April 12 Inventory the inventory described on Exhibit C). 1995 EBITD, Adjusted April 12 Net Worth and April 12 Inventory shall be calculated in accordance with generally accepted accounting principles consistently applied, including, in the case of Adjusted April 12 Net Worth, principles relating to the establishment of reserves on inventory, accounts receivable and the like ("GAAP"), as adjusted in accordance with the
                                   ----
accounting principles set forth on Exhibit D.

          Section 3.2  Parent's Calculations of 1995 EBITD, Adjusted April 12
                       ------------------------------------------------------
Net Worth and/or April 12 Inventory.
- -----------------------------------

          (a) Prior to and after the Closing, Parent's authorized representatives shall have the right at reasonable times and on reasonable notice, at the Parent's sole expense, to review and/or audit the books and records of the Company and the work papers of the Company's accountants, and shall be provided access to the Company's employees and/or representatives (including, without limitation, the Company's accountants). If Parent disagrees with the accuracy of the Company's calculation under Section 3.1 of 1995 EBITD (the "Company's Calculation of 1995 EBITD"), the Company's calculation under
      -----------------------------------
Section 3.1 of Adjusted April 12 Net Worth (the "Company's Calculation of
                                                 ------------------------
Adjusted April 12 Net Worth") or the Company's calculation under Section 3.1 of
- ---------------------------
April 12 Inventory (the "Company's Calculation of April 12 Inventory"), the
                         -------------------------------------------
Parent shall deliver to the Company and each of the Stockholders, prior to the end of the 15 business days following the date hereof, a statement and explanation of such disagreement (the "Parent's Statement"), accompanied by an
                                       ------------------
alternative determination of 1995 EBITD ("Parent's Calculation of 1995 EBITD"),
                                          ----------------------------------
Adjusted April 12 Net Worth ("Parent's Calculation
                              ---------------------
of Adjusted April 12 Net Worth") and/or April 12 Inventory ("Parent's
- ------------------------------                               --------
Calculation of April 12 Inventory"), provided that in no event shall Parent's
- ---------------------------------
delivery of Parent's Statement be a condition of Closing.

          (b)  For purposes of this Agreement:  "Interim Exchange Value" means
                                                 ----------------------
(i) the product of (A) Parent's Calculation of 1995 EBITD and (B) the Value Multiple (as defined in Section 3.2(c)), plus (ii) if Parent's Calculation of Adjusted April 12 Net Worth is greater than $275,000, then the difference between Parent's Calculation of Adjusted April 12 Net Worth and $275,000, minus
(iii) if Parent's Calculation of Adjusted April 12 Net Worth is less than $275,000, then the difference between $275,000 and Parent's Calculation of Adjusted April 12 Net Worth, plus (iv) if Parent's Calculation of April 12 Inventory is greater than $1,675,000, then the product of (A) 60% and (B) the difference between Parent's Calculation of April 12 Inventory and $1,675,000, minus (v) if Parent's Calculation of April 12 Inventory is less than $1,675,000 but more than $725,000, then the product of (A) 60% and (B) the difference between $1,675,000 and Parent's Calculation of April 12 Inventory, minus (vi) if Parent's Calculation of April 12 Inventory is $725,000 or less, then the sum of
(A) $360,000 and (B) the difference between $725,000 and Parent's Calculation of April 12 Inventory; "Interim Stock Value" means an amount equal to 20% of
                     -------------------
Interim Exchange Value, or, with respect to any Stockholder, such greater or (in the case of any Stockholder other than Lawrence Frankel) lesser percentage as such Stockholder may elect by notice to Parent not less than three business days prior to the Closing (the "Stock Percentage"); and "Interim Cash Value" means an
                           ----------------         ------------------
amount equal to 80% of Interim Exchange Value, or, with respect to any Stockholder, such greater or lesser percentage such that the sum of such percentage and the Stock Percentage for such Stockholder equals 100%. Notwithstanding anything contained in the preceding sentence: (w) in no event shall the aggregate amount of cash paid to the Stockholders at the Closing exceed 80% of Interim Exchange Value; (x) upon any failure of Parent so to timely deliver Parent's Statement, the Company's Statement shall be deemed final, binding and conclusive on each of the parties hereto, and, for purposes of the preceding sentence, the Company's Calculation of 1995 EBITD, the Company's Calculation of Adjusted April 12 Net Worth and the Company's Calculation of April 12 Inventory shall be deemed Parent's Calculation of 1995 EBITD, Parent's Calculation of Adjusted April 12 Net Worth and the Parent's Calculation of April 12 Inventory, respectively; (y) if Parent's Calculation of 1995 EBITD is less than 90% of the Company's Calculation of 1995 EBITD, then, for purposes of the preceding sentence, Final 1995 EBITD (as defined in Section 3.4(a)) shall be deemed Parent's Calculation of 1995 EBITD (it being understood that, if Parent's Calculation of 1995 EBITD is less than 90% of the Company's Calculation of 1995 EBITD, the Closing shall be deferred pending the determination of 1995 EBITD pursuant to Sections 3.3 and 3.4); and (z) for purposes of the preceding sentence, the Company's Calculation of 1995 EBITD shall be deemed Parent's Calculation of 1995 EBITD, unless the difference between the Company's Calculation of 1995 EBITD and Parent's Calculation of 1995 EBITD is greater than $50,000.

          (c)  For purposes of this Agreement, "Value Multiple" shall mean the
                                                --------------
quotient derived by dividing (i) (A) 10,080,000 minus (B) notes payable - bank of the Company at the Closing minus (C) long term debt of the Company at the Closing minus (D) other loans to Stockholders and indebtedness of the Company at the Closing minus (E) accrued and unpaid interest in respect of (B), (C) and (D) (the "Value Base") by (ii) 1,062,067.
      ----------

          Section 3.3  Dispute Resolution.
                       ------------------

          (a) If Parent shall timely deliver Parent's Statement, then Parent and the Stockholders will attempt in good faith to resolve all differences with regard to their respective determinations of 1995 EBITD, Adjusted April 12 Net Worth and/or April 12 Inventory during the next 20 business days or such longer period as Parent and the Stockholders may agree in writing. If Parent and the Stockholders are unable to resolve such differences and agree as to 1995 EBITD, Adjusted April 12 Net Worth and/or April 12 Inventory prior to the expiration of such 20 business day period (or longer period if so agreed), 1995 EBITD, Adjusted April 12 Net Worth and/or April 12 Inventory shall be determined as set forth in Section 3.3(b).

          (b) (i) Written reports of disagreement over the amounts in Sections 3.2(a) shall be prepared in concise form by Parent and the Stockholders and submitted (along with copies of Parent's Statement and the Stockholders' Dispute Statement) to the Third Accountants (as defined below) no later than 10 business days following the later of (A) the last day of the 15 business day (or longer period if so agreed) period referred to in the last sentence of Section 3.2(a) or (B) the designation of the Third Accountants. For purposes of this Section 3.3(b), the "Third Accountants" shall be Ernst
                                               -----------------
     & Young (Chicago, Illinois office).   Each of Parent and the Stockholders
     shall also be entitled to make a brief supplemental oral presentation to the Third Accountants in this regard.

               (ii) The Third Accountants shall be instructed to deliver to Parent and the Stockholders a written report setting forth such Third Accountants' calculation, to the extent in dispute, of 1995 EBITD, Adjusted April 12 Net Worth and/or April 12 Inventory (the "Third Accountants' Report") no later than 20 business days following the earlier of (A) such firm's receipt of the later of the reports of disagreement submitted to it by Parent and the Stockholders as aforesaid and (B) the last day permitted for the delivery of such reports as provided above. The determination, to the extent in dispute, of 1995 EBITD, Adjusted April 12 Net Worth and/or April 12 Inventory set forth in the Third Accountant's Report shall be deemed final, binding and conclusive upon each party, absent manifest error. One-half of any fees and expenses of the Third Accountants shall be paid by Parent and the other half of such fees and expenses shall be paid by the Stockholders.

          Section 3.4  Final 1995 EBITD, Final Adjusted April 12 Net Worth and
                       -------------------------------------------------------
Final
- ------

April 12 Inventory; Adjustment to Merger Consideration.
- ------------------------------------------------------

          (a) 1995 EBITD, Adjusted April 12 Net Worth and April 12 Inventory as mutually agreed to by Parent and the Stockholders pursuant to 3.3(a), or as deemed final, binding and conclusive pursuant to Section 3.3(b)(ii), shall be deemed the "Final 1995 EBITD", "Final Adjusted April 12 Net Worth" and "Final
            ----------------    ---------------------------------       -----
April 12 Inventory", respectively.
- ------------------

          (b)  For purposes of this Agreement:  "Final Exchange Value" means (i)
                                                 --------------------
the product of (A) Final 1995 EBITD and (B) the Value Multiple, plus (ii) if the Final Calculation of Adjusted April 12 Net Worth is greater than $275,000, then the difference between the Final Calculation of Adjusted April 12 Net Worth and $275,000, minus (iii) if the Final Calculation of Adjusted April 12 Net Worth is less than $275,000, then the difference between $275,000 and the Final Calculation of Adjusted April 12 Net Worth, plus (iv) if the Final Calculation of April 12 Inventory is greater than $1,675,000, then the product of (A) 60% and (B) the difference between the Final Calculation of April 12 Inventory and $1,675,000, minus (v) if the Final Calculation of April 12 Inventory is less than $1,675,000 but more than $725,000, then the product of (A) 60% and (B) the difference between $1,675,000 and the Final Calculation of April 12 Inventory, minus (vi) if the Final Calculation of April 12 Inventory is $725,000 or less, then the sum of (A) $360,000 and (B) the difference between $725,000 and the Final Calculation of April 12 Inventory; "Final Stock Value" means an amount
                                          -----------------
equal to the Stock Percentage of the Final Exchange Value; and "Final Cash
                                                                ----------
Value" means an amount equal to a percentage of the Final Exchange Value, equal
- -----
to 100% minus the Stock Percentage (the "Cash Percentage").  Notwithstanding
                                         ---------------
anything contained in the preceding sentence: (x) in no event shall the aggregate amount of cash paid to the Stockholders hereunder exceed 80% of Final Exchange Value; and (y) for purposes of the preceding sentence, the Company's Calculation of 1995 EBITD shall be deemed Final 1995 EBITD, unless the difference between the Company's Calculation of 1995 EBITD and Final 1995 EBITD is greater than $50,000.

          (c) If the Final Exchange Value exceeds the Interim Exchange Value, then, promptly after the determination of Final Exchange Value, Parent shall deliver to each Stockholder, with respect to each share of Company Common Stock held by such Stockholder immediately prior to the Closing, (x) a number of shares of Parent Common Stock equal to the quotient derived by dividing (i) the Final Stock Value minus the Interim Stock Value by (ii) the product of (A) the number of outstanding shares of Company Common Stock at the Closing multiplied by (B) the Parent Stock Price and (y) an amount in cash equal to the quotient derived by dividing (i) the Final Cash Value minus the Interim Cash Value by
(ii) the number of outstanding shares of Company Common Stock at the Closing.

          (d) If the Interim Exchange Value exceeds the Final Exchange Value, then, promptly after the determination of Final Exchange Value, each Stockholder shall deliver to the Parent, with respect to each share of Company Common Stock held by such

Stockholder immediately prior to the Closing, (x) a number of shares of Parent Common Stock equal to the quotient derived by dividing (i) the Interim Stock Value minus the Final Stock Value by (ii) the product of (A) the number of outstanding shares of Company Common Stock at the Closing multiplied by (B) the Parent Stock Price and (y) an amount in cash equal to the quotient derived by dividing (i) the Interim Cash Value minus the Final Cash Value by (ii) the number of outstanding shares of Company Common Stock at the Closing.

          Section 3.5  Cash Earn-Out.
                       -------------

          (a) For each of the 12-month periods ended December 31, 1996, 1997, 1998, 1999 and 2000, Parent shall pay to each Stockholder an amount equal to the product of (x) a fraction, the numerator of which is the number of shares of Company Common Stock owned by such Stockholder as of the Closing, and the denominator of which is the aggregate number of outstanding shares of Company Common Stock as of the Closing and (y) the Cash Earn-Out Amount (as defined below) for such 12-month period. For purposes of this Agreement: "Cash Earn-
                                                                    ----------
Out Amount" for any 12-month period shall mean the product of (i) $10,000 and
- ----------
(ii) the product of (A) 100 and (B) a fraction, the numerator of which is (I) Gross Profit (as defined below) for such 12-month period minus (II) Gross Profit for the preceding 12-month period ("Base Gross Profit"), and the denominator of
                                    -----------------
which is Base Gross Profit; and "Gross Profit" for any 12-month period means the
                                 ------------
aggregate gross profit, determined in accordance with generally accepted accounting principles consistently applied, of Parent, its Subsidiaries and the Company for such 12-month period in respect of sales of the Company, and sales of Parent and its Subsidiaries to medical (and not podiatric) physicians, clinics, hospital laboratories, schools and universities, government institutions (sales to which are primarily of medical (and not podiatric) products) and HMOs in Illinois (and any other territory mutually agreed to by Parent and Lawrence Frankel), as shown on the consolidated financial statements of Parent and the Company, as the case may be, and taking into consideration manufacturer and vendor rebates and adjustments (such rebates and adjustments to be allocated to products sold by the Company, and products sold by Parent and its Subsidiaries to medical (and not podiatric) physicians, clinics, hospital laboratories, schools and universities, government institutions (sales to which are primarily of medical (and not podiatric) products) and HMOs in Illinois (and any other territory mutually agreed to by Parent and Lawrence Frankel), in the case of each product, based on the proportion that sales of such product bears to the aggregate amount of sales of such product by the Company, Parent and its Subsidiaries), the "actual" purchase price from the manufacturer or vendor (including any discounts and rebates) and cash payment terms, provided that Gross Profit for the Company for the 12-month period ended December 31, 1995 shall be deemed to be $5,162,000. The Cash Earn-Out Amount for each 12-month period shall be paid within 90 days after the end of such 12-month period.

          (b) If Parent or any of its Subsidiaries consummates prior to December 31, 2000 an acquisition that is reasonably likely to have a material effect on Gross Profit,

Parent and Lawrence Frankel shall discuss in good faith and agree to any adjustment to Base Gross Profit appropriate in order to eliminate the effect of such acquisition on Gross Profit.

          (c) In no event shall payments to the Stockholders pursuant to the preceding paragraph exceed an aggregate of $1,000,000.

          Section 3.6  Additional Earn-Out.  If (a) the difference between the
                       -------------------
Company's Calculation of 1995 EBITD is more than $50,000 greater than Parent's Calculation of 1995 EBITD and (b) aggregate Gross Profit for the 36-month period ended December 31, 1998 equals or exceeds the product of (i) 3.31 and (ii) Gross Profit for the 12-month period ended December 31, 1995 (Gross Profit for the Company for the 12-month period ended December 31, 1995 being deemed to be $5,162,000), subject to adjustment in accordance with the second succeeding sentence, then Parent shall: (1) issue to the Stockholders a number of shares of Parent Common Stock equal to the quotient derived by dividing (x) the product of (I) 20% and (II) (A) the Value Base minus (B) the product of the Value Multiple and Final 1995 EBITD by (y) the Parent Stock Price and (2) pay to the Stockholders in cash an amount equal to the product of (I) 80% and (II) (A) the Value Base minus (B) the product of the Value Multiple and Final 1995 EBITD. Such shares of Parent Common Stock shall be issued, and such cash shall be paid, within 90 days after the end of such 36-month period and shall be allocated among the Stockholders as the Stockholders shall direct in writing within 30 days after the end of such 36-month period. If Parent or any of its Subsidiaries consummates prior to December 31, 1998 an acquisition that is reasonably likely to have a material effect on Gross Profit, Parent and Lawrence Frankel shall discuss in good faith and agree to any adjustment to Gross Profit for the Company for the 12-month period ended December 31, 1995 appropriate in order to eliminate the effect of such acquisition on Gross Profit.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company and the Stockholders jointly and severally represent and warrant to Parent and Sub as follows:

          Section 4.1  Organization.  The Company is a corporation duly
                       ------------
organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material
                                 -----------------

Adverse Effect" means a material adverse effect, individually or in the
- --------------
aggregate, on the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole, or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          Section 4.2  Capitalization.
                       --------------

          (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock. As of the date hereof, 11,160 shares of Company Common Stock were issued and outstanding. Schedule 4.2(a) lists each of the stockholders of the Company and the number and class of common stock owned by each such stockholder. Each of the Stockholders represents that all of the shares of Company Common Stock set forth beside such Stockholder's name on
Schedule 4.2(a) are owned by such Stockholder free and clear of any Liens (as defined in Section 4.3).

          (b)  Except as disclosed in this Section 4.2 or as set forth on
Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to
                                                                     ------
purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          Section 4.3  Company Subsidiaries.  Schedule 4.3(a) contains a
                       --------------------
complete and accurate list of all Subsidiaries or affiliates of the Company. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of the Company has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries of the Company that are corporations are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company or a Subsidiary of the Company free and clear of any liens, pledges, security interests, claims, charges or other encumbrances of any kind whatsoever ("Liens").
  -----

          Section 4.4  Authority Relative to this Agreement.  The Company has
                       ------------------------------------
the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Stockholders has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and stockholders, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Stockholders and constitutes a valid and binding agreement of the Company and each of the Stockholders, enforceable against the Company and each of the Stockholders in accordance with its terms.

          Section 4.5  Consents and Approvals; No Violations.  Neither the
                       -------------------------------------
execution, delivery and performance of this Agreement by the Company or the Stockholders, nor the consummation by the Company or the Stockholders of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except the filing and recordation of a
               -------------------
Certificate of Merger as required by the IBCA, (iii) except as set forth on
Schedule 4.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries
                     --------
is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company, any of its Subsidiaries or any of their properties or assets.

          Section 4.6  Financial Statements.    The Company has delivered to the
                       --------------------
Parent (a) the unaudited financial statements of the Company as of June 30, 1993, 1994 and 1995, and for each of the fiscal years then ended (the "Financial
                                                                       ---------
Statements"), and has delivered to the Parent the Company's internally prepared
- ----------
restated income statement of the Company for the six months ended December 31, 1995 and the eight months ended February 29, 1996 (the "Restated Financial
                                                        ------------------
Statements").  Except as disclosed on Schedule 4.6, the Financial Statements of
- ----------
the Company have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein). The Financial Statements and Restated Financial Statements, which are attached hereto as Schedule 4.6, are true and correct, and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended. Since January 1, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its consolidated Subsidiaries. The accounting books and records of the Company are organized and maintained, in a manner that would enable the financial statements of the Company to be audited.

          Section 4.7  Absence of Certain Changes or Events; Material Contracts.
                       --------------------------------------------------------
Except as set forth on Schedule 4.7, since December 31, 1995, (i) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which to the best knowledge of the Company and its Stockholders has had or is reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 4.7, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party.

          Section 4.8  Litigation.  Except as set forth on Schedule 4.8, there
                       ----------
is no material suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, including any material suit, action or proceeding brought by the Company, and, to the best knowledge of the Company, no basis for any such suit, action, proceeding or investigation; nor is there any material judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

          Section 4.9  Absence of Undisclosed Liabilities.  Except for
                       ----------------------------------
liabilities or obligations which are accrued or reserved against in the Financial Statements or the Restated Financial Statements or which were incurred after January 1, 1996 in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 4.9, none of the Company and its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) in excess of $50,000.

          Section 4.10  No Default.  Except as set forth on Schedule 4.10,
                        ----------
neither the Company nor any Subsidiary of the Company is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents, (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, except, in the cases of clauses (ii) and (iii), for defaults or violations which would not have a Company Material Adverse Effect.

          Section 4.11  Taxes.
                        -----

          (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and the Company Subsidiaries for each of the Company's years ended June 30, 1995, 1994 and 1993 inclusive. Except as set forth on Schedule 4.11, the Company has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by the Company or any of its Subsidiaries. All such Tax Returns are true, correct and complete, and the Company and any of its Subsidiaries have duly paid, all Taxes (as hereinafter defined) shown on such Tax Returns and has made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as set forth on Schedule 4.11, all deficiencies assessed as a result of any examination of Tax Returns of the Company or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of the Company in accordance with GAAP consistently applied. The Company has heretofore delivered or will make available to Parent true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreements or arrangements to which the Company or any of its Subsidiaries is a party. Except as set forth in Schedule 4.11, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined. Except as disclosed in
Schedule 4.11 hereof, neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for any material Taxes. Except as set forth in Schedule 4.11, (i) no consent has been filed under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any of the Company or the
                               ----
Subsidiaries of the Company; (ii) neither the Company nor any of the Subsidiaries of the Company has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iii) neither the Company nor any of the Subsidiaries of the Company has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code. The Company and each Subsidiary of the Company have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b)  For purposes of this Agreement, the term "Taxes" shall mean all
                                                         -----
taxes, charges, fees, levies, duties, imposts or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, gains, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other
                     ----------
information or document required to be supplied to a taxing authority in connection with Taxes.

          Section 4.12  Title to Properties; Encumbrances.  Except as described
                        ---------------------------------
in the following sentence or as set forth on Schedule 4.12, each of the Company and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1995). None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

          Section 4.13  Intellectual Property.  (a)  Except as set forth on
                        ---------------------
Schedule 4.13(a), the Company and its Subsidiaries are the sole and exclusive owners of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the businesses of the Company or any of its Subsidiaries as currently conducted, other than software licenses (collectively, the "Intellectual Property"), free and clear of all Liens except
                    ---------------------
as set forth on Schedule 4.13(a) and except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

          (b) All grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the Business (as hereinafter defined) (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

          (c) Each of the Company and its Subsidiaries owns or has the right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the businesses of the Company and its Subsidiaries as currently conducted (collectively, the "Business") does not conflict with or infringe in
                              --------
any way any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect, and there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          Section 4.14  Compliance with Applicable Law.  Except as set forth on
                        ------------------------------
Schedule 4.14, (i) the Company and its Subsidiaries hold, and are in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current and proposed conduct of their respective businesses ("Company Permits"), except for failures to hold or
                              ---------------
to comply with such permits, licenses, exemptions, orders and approvals which would not have a Company Material Adverse Effect, (ii) no fact exists or event has occurred, and no action or proceeding is pending or, to the Company's knowledge, threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other material impairment of any material Company Permits, (iii) the businesses of the Company and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, judgment, decree or order of any Governmental Entity ("Applicable Law"), and (iv) to the knowledge of the Company, (x) no investiga-
  --------------
tion or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened and (y) no Governmental Entity has indicated an intention to conduct the same.

          Section 4.15  Employee Benefit Plans; ERISA; Labor Matters.
                        --------------------------------------------

          (a) Schedule 4.15 hereto sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or was maintained at any time during the five (5) calendar years preceding the date of this Agreement (the "Company Plans"), by the Company or by any trade or
                        -------------
business, whether or not incorporated (a "Company ERISA Affiliate"), which
                                          -----------------------
together with the Company would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
                                                     -----

          (b) Each of the Company Plans is and has been in compliance with ERISA and the Code in all material respects; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified.

          (c) Neither the Company nor any Company ERISA Affiliate nor any predecessors of the Company or any Company ERISA Affiliate maintains, has ever maintained, contributes to or has ever contributed to a plan which is subject to
Section 412 of the Code or Title IV of ERISA. No Company Plan is a multiemployer plan (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) ("Multiemployer Plan") and no Company Plan is a
                                 ------------------
multiple employer plan as defined in Section 413 of the Code ("Multiple Employer
                                                               -----------------
Plan"); and all material contributions or other amounts payable by the Company
- ----
as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. Neither the Company nor any Company ERISA Affiliate is or was obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. To the best knowledge of the Company, there are no material pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

          (d) Neither the Company nor any Company ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law (excluding "COBRA") or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA) that is qualified under Section 401(a) of the Code).

          (e) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization and, to the knowledge of the Company, there is no activity involving any employees of the Company or its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (f) Neither the Company nor any Company ERISA Affiliate, or any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Company Plan.

          Section 4.16  Environmental Laws and Regulations.  (a)  Except as set
                        ----------------------------------
forth on Schedule 4.16(a): (i) the Company and its Subsidiaries are and, to the best knowledge of the Company, have been in compliance with, and the Company is not aware of any outstanding allegations by any person or entity that the Company or its Subsidiaries is not and has not been in compliance with, all applicable laws, rules, regulations, common law, ordinances, decrees, orders or other binding legal requirements relating to pollution

(including the treatment, storage and disposal of wastes and the remediation of releases and threatened releases of materials), the protection of the environment, and the exposure to regulated substances, materials or wastes in the environment or work place ("Environmental Laws"); and (ii) the Company and
                                ------------------
its Subsidiaries currently hold all permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for the Company and its Subsidiaries to operate the Business.

          (b) Except as set forth on Schedule 4.16(b), (i) to the knowledge of the Company and its Stockholders, there is no friable asbestos-containing material in or on any real property currently owned, leased or operated by the Company or its Subsidiaries and (ii) there are and have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently owned, leased or operated by the Company or its Subsidiaries.

          (c) Except as set forth on Schedule 4.16(c), (i) neither the Company nor its Subsidiaries has received (x) any written communication from any person stating or alleging that any of them may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect to any actual or alleged environmental contamination or
(y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) none of the Company, its Subsidiaries or any Governmental Entity is conducting or has conducted (or, to the knowledge of the Company, is threatening to conduct) any environmental remediation or investigation which could result in a material liability of the Company or its Subsidiaries under any Environmental Law.

          Section 4.17  Affiliate Transactions.  Except as set forth in Schedule
                        ----------------------
4.17, there are no material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer, director or stockholder of the Company or any of its Subsidiaries or (ii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of any such officer, director or
                              ------------
stockholder, on the other hand, other than compensation and benefits paid or provided to employees in the ordinary course and on arms-length terms.

          Section 4.18  Brokers.  No broker, finder or financial advisor is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 4.19  Customers and Suppliers.  Except as set forth in
                        -----------------------
Schedule 4.19, the Company is not engaged in any disputes with customers or suppliers. Except as disclosed in Schedule 4.19 hereto, to the best of the Company's knowledge, no customer or supplier is considering termination, non-renewal or any adverse modification of its arrangements with the Company, and the transactions contemplated by this Agreement will not, to the best of the Company's knowledge, have any adverse effect on the Company's relationship with any of its suppliers or customers. Except as set forth on Schedule 4.19, there has not been any adverse change and there are no facts known to the Company or any Stockholder which may reasonably be expected to indicate that any adverse change may occur in the business relationship of the Company with any material customer of or supplier to the Company.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company as follows:

          Section 5.1  Organization.  Parent is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means a material
                             ------------------------------
adverse effect, individually or in the aggregate, on the financial condition, results of operations or business of Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse
                                                -----------------------
Effect").  Sub is a corporation duly organized, validly existing and in good
- ------
standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

          Section 5.2  Capitalization.
                       --------------

          (a) The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock. As of December 31, 1995, (i) 18,306,994 shares of Parent Common Stock were issued and outstanding and (ii) options to acquire 651,297 shares of Parent Common Stock (the "Parent Stock Options") were
                                            --------------------
outstanding under all stock
option plans of Parent. All of the outstanding shares of capital stock of Parent are, and the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 2,000 shares of Sub Common Stock, of which 100 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

          Section 5.3  Authority Relative to this Agreement.  Each of Parent and
                       ------------------------------------
Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on its part hereby have been duly authorized by their respective Boards of Directors, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

          Section 5.4  Consents and Approvals No Violations.  Neither the
                       ------------------------------------
execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Articles of Incorporation, as the case may be, of By-Laws of Parent or of Sub, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or "blue sky"
              --------------
laws, the By-Laws of the National Association of Securities Dealers (the "NASD"), and the filing and recordation of a Certificate of Merger as required
 ----
by the IBCA, (iii) except as set forth on Schedule 5.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material contract to which Parent or Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any of their properties or assets.

          Section 5.5  Reports and Financial Statements.  Parent has timely
                       --------------------------------
filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act or the Securities Act
             ---
(collectively, the "Parent SEC Reports"),
                    ------------------
and has previously made available to the Company and the Stockholders true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by applicable law and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Except as set forth on Schedule 5.5, since the date of Parent's last quarterly report on Form 10-Q, there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which has had or is reasonably likely to have a Parent Material Adverse Effect.

          Section 5.6  Brokers.  No broker, finder or financial advisor is
                       -------
entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub

          Section 5.7  Legal Proceedings.  There are no outstanding court orders
                       -----------------
or administrative decisions to which Parent or any of it Subsidiaries is a party or bound which, if resolved adversely to Parent or such Subsidiary, would have a Parent Material Adverse Effect. Parent has provided to the Company copies of its "auditors' letter" in respect of the 1995 fiscal year and any updates thereto.

          Section 5.8  Absence of Undisclosed Liabilities.  Except for
                       ----------------------------------
liabilities or obligations which are accrued or reserved against in Parent's financial statements or were thereafter incurred in the ordinary course of business and consistent with past practice, Parent has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in its consolidated balance sheet (or reflected in the notes thereto) or which would have a Parent Material Adverse Effect.

          Section 5.9  Taxes.  Parent has duly filed, and each of its
                       -----
Subsidiaries has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by Parent or any of its Subsidiaries. All such Tax Returns are true, correct and complete, and Parent and each of its Subsidiaries have duly paid, all Taxes shown on such Tax Returns and have made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. All deficiencies assessed as a result of any examination of Tax Returns of Parent or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the financial statements of Parent in accordance with generally accepted accounting principles consistently applied. Parent and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          Section 5.10  Insurance.  Parent has delivered to the Company copies
                        ---------
of each of its material insurance policies. All such insurance policies are in full force and effect and the premiums due thereon have been timely paid. Neither Parent nor any of its Subsidiaries is presently in default regarding the provisions of such policy, nor have they failed to give any notice or present any material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a default under any such insurance policy.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1  Conduct of Business by the Company Pending the Merger.
                       -----------------------------------------------------
Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

          (a) except as described on Schedule 6.1(a), the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) amend its charter, bylaws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

          (c) the Company shall not, nor shall it permit any of its Subsidiaries to,

(i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or Rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise); (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (vii) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries of the Company and extensions of credit to customers in the ordinary course of business consistent with past practice; (viii) authorize or make capital expenditures other than in the ordinary course of business consistent with past practice; (ix) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d)  the Company shall not, nor shall it permit its Subsidiaries to,
(i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan; and

          (e) the Company shall not, nor shall it permit its Subsidiaries to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures, except as required by law.

          Section 6.2  Conduct of Business of Sub.  During the period from the
                       --------------------------
date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. It is understood that Sub was formed by Parent solely for the purpose of effecting the Merger, and that Sub will have no material assets and no material liabilities prior to the Merger.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          Section 7.1  Access  and Information.  Each of the  Company and Parent
                       -----------------------
shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective
representatives)   shall  hold  in  confidence  all  non-public  information  so acquired.

          Section  7.2   No  Solicitation.   Prior  to  the Effective  Time, the
                         ----------------
Company agrees that neither it, any of its Subsidiaries or its affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant assets or capital stock of the Company or any Subsidiary of the Company taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in
     ------------------------
discussions with any person (other than Parent and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. The Company agrees that as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall
immediately  cease  and   cause  to  be  terminated   any  existing  activities,
discussions  or  negotiations  with  any  person  (other  than  Parent  and  its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to immediately advise Parent in writing of any inquiries or proposals (or desire to make a proposal) received by (or indicated
to), any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of it, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Parent and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon Parent's request, the status thereof, as well as any actions taken or other developments pursuant to this Section 7.2.

          Section  7.3   Reasonable  Best Efforts.   Subject  to  the terms  and
                         ------------------------
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings.

          Section  7.4  Salary; Employee  Benefits.  Parent  agrees to cause the
                        --------------------------
Surviving Corporation, for not less than two years after the Effective Time, (A) to maintain the salaries of members of the Company's senior management listed on
Schedule 7.4 at no less than their present Levels and (B)(i) to continue to maintain the Company Plans listed on Schedule 4.15 that are in effect as of the date hereof or (ii) to make available to employees of the Surviving Corporation reasonably comparable benefits, considered in the aggregate, under one or more employee benefit plans of Parent or any of its Subsidiaries.

          Section 7.5   Stockholder  Transactions.  At  the Closing,  (a) Parent
                        -------------------------
shall cause the Company to pay or otherwise discharge in full in cash all loans and other indebtedness to the Stockholders, including accrued and unpaid interest, up to the aggregate amount of $2,100,000, and (b) each Stockholder shall pay, and shall cause each of the Company's and Stockholder's affiliates, and each of the entities and ventures listed on Schedule 4.3(a), to pay, in full all accounts receivable and advances payable by such Stockholder or affiliate or entity or venture to the Company.

          Section 7.6  Non-Compete  Agreements.  Prior to and after the Closing,
                       -----------------------
the Company shall use its best efforts to have each of the salespersons listed on Schedule 7.7 enter into Non-Compete Agreements, substantially in the form attached hereto as Exhibit E ("Non-Compete Agreements"), with such changes as
                                 ----------------------
shall be mutually agreed to by Parent and Larry Frankel. Prior to and after the Closing, the Company and Parent shall develop a mutually satisfactory plan pursuant to which the Company's salespersons (the "Salespersons") will be paid
                                                    ------------
by the Company, subsequent to the Closing, an aggregate of $250,000 in cash. Such plan shall include, among other things, an allocation of amounts among the Salespersons. Such amount shall be accrued as a liability on the books of the Company prior to the Closing, but shall not be treated as a liability for purposes of calculating Adjusted April 12 Net Worth.

          Section  7.7     Certain  Company   Liabilities.    The   Company  and
                           ------------------------------
Stockholders agree that the sum of the Company's (a) notes payable - bank, (b) long term debt, (c) other loans to the Stockholders and other indebtedness and
(d) accrued and unpaid interest with respect to the foregoing shall not exceed an aggregate of $2,100,000 at the Closing.

          Section 7.7  Expenses.  Whether or not the Merger is  consummated, all
                       --------
costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses, provided that if the Merger is consummated, Parent shall cause the Company to pay up to $50,000 of Company and Stockholder fees and expenses. The balance of Company and Stockholder fees and expenses shall be paid by the Stockholders.

          Section  7.8   Public Announcements.   Each  of Parent,  Sub, and  the
                         --------------------
Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior
- --------  -------
consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange and
(ii) the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) the other party about the form and substance of such disclosure.

          Section 7.9   Supplemental Disclosure.  The Company  shall give prompt
                        -----------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the existence, nonexistence, occurrence, or non-occurrence, of any fact, circumstance or event the existence, nonexistence, occurrence, or non-occurrence of which would be likely to cause (x) any representation or warranty by any party contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 7.10 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party (except to the extent any breach of representation or warranty is cured by the breaching party within 20 business days after delivery of such notice). If (p) any of Stanley Bergman, Mark Mlotek or Jeff Gasparini ("Parent Senior Management") obtains actual knowledge after March 25, 1996 and
  ------------------------
prior to the Effective Date, of the existence, nonexistence, occurrence, or non-occurrence, of any fact, circumstance or event the existence, nonexistence, occurrence, or non-occurrence of which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate, (q) such member of Parent Senior Management fails to give the Company prompt notice thereof and (r) if the Company had received prompt notice thereof, it would have cured any breach of representation or warranty resulting therefrom, then the Company shall have waived any right to seek indemnification, arising out of such breach of representation or warranty.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

          Section  8.1   Conditions to  Each  Party's Obligation  to Effect  the
                         -------------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger  shall be
- ------
subject to the satisfaction at or prior to the Effective Time of the condition that no Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties
                                            --------  -------
shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          Section 8.2  Conditions to Obligations of Parent and Sub to Effect the
                       ---------------------------------------------------------
Merger.  The obligations of Parent and Sub to effect the Merger shall be subject
- ------
to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

          (a)  Representations   and  Warranties.     The   representations  and
               ---------------------------------
     warranties of the Company and Stockholders set forth in this Agreement shall be true and correct in all material respects, as of the date hereof (or, to the extent such representations and warranties shall not have been true and correct as of the date hereof, any breach thereof has been cured within 30 days after written notice of such breach is given by the Company to the Parent), and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b)  Performance of Obligations  of the Company.  Each  of the Company
               ------------------------------------------
     and its Subsidiaries and each Stockholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c)  Stock Price.  The  Parent Stock Price shall not be  less than 80%
               -----------
     the average of the per share closing price for the Parent Common Stock on NASDAQ for the ten trading days immediately preceding the date hereof.

          (d)  1995  EBITD.   Parent's Calculation  of 1995  EBITD shall  be not
               -----------
     greater than 120% of the Company's Calculation of 1995 EBITD.

          (e)  Opinion of  Counsel.  Parent  shall have received the  opinion of
               -------------------
     Aronberg Goldgehn Davis & Garmisa, in  the form attached hereto as  Exhibit
     F.

          (f)  Consent.   All  notices to, and  consents, approvals  and waivers
               -------
     from, third parties under the Contracts set forth on Schedule 4.5 shall have been obtained, in each case without any condition or qualification adverse to Parent or Sub.

          Section  8.3  Conditions  to Obligation of  the Company  to Effect the
                        --------------------------------------------------------
Merger.  The obligation of the Company and the Stockholders to effect the Merger
- ------
shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

          (a)  Representations and  Warranties.   (i)  The  representations  and
               -------------------------------
     warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (b)  Performance of Obligations of Parent and Sub.  Each of Parent and
               --------------------------------------------
     Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (c)  Stock Price.   The Parent Stock Price shall  not be less than 80%
               -----------
     of the average of the per share closing price for the Parent Common Stock on NASDAQ for the ten trading days immediately preceding the date hereof; provided, that, if the Parent Stock Price shall be less than 80% of the
     --------
     average of the per share closing price for the Parent Common Stock on NASDAQ for the ten trading days immediately preceding the date hereof, Parent shall have the right to pay each Stockholder, in lieu of Parent Common Stock to be issued to such Stockholder pursuant to this Agreement and notwithstanding anything contained in this Agreement that provides for the issuance to such Stockholder of Parent Common Stock, an amount in cash equal to the aggregate Parent Stock Price of such Parent Common Stock (and thereby satisfy the condition contained in this Section 8.3(c)).

          (d)  1995 EBITD.  Parent's Calculation of 1995 EBITD shall be not less
               ----------
     than 85% of the Company's Calculation of 1995 EBITD; provided that if this Agreement terminates as a result of this condition not being satisfied or waived, and the Company and/or the Stockholders enter into any agreement with respect to the sale of the Company prior to the six month anniversary of this Agreement,

     Company shall pay to Parent, at the closing of any such transaction, an amount equal to Parent's out-of-pocket costs incurred in connection with the transactions contemplated hereby (including without limitation fees and disbursements incurred in connection with due diligence and the preparation and negotiation of any documentation), up to $100,000.

          (e)  Registration Rights Agreement.  Parent  shall have entered into a
               -----------------------------
     Registration Rights Agreement, substantially in the form attached hereto as Exhibit G.

          (f)  Opinion  of Counsel.   The  Company and  Stockholders  shall have
               -------------------
     received the opinion of Proskauer Rose Goetz & Mendelsohn LLP, in the form attached hereto as Exhibit H.


                                   ARTICLE IX

                                   TERMINATION

          Section 9.1 Termination.  This Agreement may be terminated at any time
                      -----------
prior to the Effective Time:

          (a)  by mutual consent of Parent and the Company;

          (b) by either Parent or the Company, if the Merger shall not have been consummated before July 31, 1996 (unless, in the case of any such termination pursuant to this Section 9.1(b), the failure to so consummate the Merger by such date shall have been caused by the action or failure to act of the party (or its Subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

          (c) by Parent, if (i) there has been a breach of any representations or warranties of the Company set forth herein the effect of which is a Company Material Adverse Effect or (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach (in the case of either
     (i) or (ii)) is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; or

          (d) by the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein the effect of which is a Parent Material Adverse Effect or (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach (in the case of either
     (i) or (ii)) is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent.

          Section 9.2   Effect of Termination.   In the event of  termination of
                        ---------------------
this Agreement pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 and
Section 7.8 and 7.9, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.


                                    ARTICLE X

                                 INDEMNIFICATION

          Section  10.1    Survival  of Representations  and  Warranties.    All
                           ---------------------------------------------
representations and warranties contained in Articles IV and V of this Agreement shall survive the Closing until June 30, 1997, except that the representations and warranties contained in Section 4.9 shall survive until the second anniversary of the Closing, the representations and warranties contained in Sections 4.11 and 4.17 shall survive the Closing until the expiration of the applicable statute of limitations, and the representations and warranties contained in Sections 4.2, 4.4, 4.5 (except, in the case of Section 4.5, to the extent Losses (as defined in Section 10.2) arising from a breach of representations and warranties contained therein involve only the payment of cash to a third party), 4.16, 5.2, 5.3, 5.4 (except, in the case of Section 5.4, to the extent Losses arising from a breach of representations and warranties contained therein involve only the payment of cash to a third party) and 5.7 shall survive the Closing indefinitely.

          Section 10.2   Indemnification  by Stockholders.   From and  after the
                         --------------------------------
Closing, the Stockholders shall jointly and severally indemnify and save Parent, the Surviving Corporation and their respective Affiliates, directors, officers, employees, agents and representatives and all of their successors and assigns (collectively "Parent Claimants" and individually "Parent Claimant") harmless
               -----------------                     ---------------
from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including any reasonable attorneys' fees) (collectively, "Losses") asserted against,
                                                     ------
imposed upon or incurred by any Parent Claimant resulting from or arising out of
(a) any inaccuracy or breach of any representation or warranty of the Stockholders or the Company contained herein; (b) any breach of any covenant or obligation of Stockholders or the Company contained herein; or (c) the inability of the Company to take as a deduction in the computation of its taxable income any compensation or bonuses described in this Agreement or the schedules hereto.

          Section 10.3   Indemnification by Parent.  From and after the Closing,
                         -------------------------
Parent shall indemnify and save the Stockholders, and their respective Affiliates and directors, officers, employees, agents and representatives (collectively "Company Claimants" and
               -----------------
individually  "Company Claimant") harmless from and defend each of them from and
               ----------------
against any and all Losses asserted against, imposed upon or incurred by the Company Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of Parent or Sub contained herein; or (2) any breach of any covenant or obligation of Parent or Sub contained herein.

          Section 10.4  Indemnification Procedures.
                        --------------------------

          (a) The rights and obligations of each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor")
                             ----------                             ----------
shall be governed by the following rules:

              (i) The Indemnitee shall give prompt written notice to the Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained herein, stating the nature and basis of said claims and the amount thereof, to the extent known. No failure to give such notice shall affect the indemnification obligations of Indemnitor hereunder, except to the extent such failure materially prejudices such Indemnitor's ability successfully to defend the matter giving rise to the indemnification claim.

              (ii) In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained herein, then upon the written acknowledgment by the Indemnitor within thirty days of the bringing of such action, suit or proceeding that it is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that the claim is one with respect to which the Indemnitor is obligated to indemnify and that it will be able to pay the full amount of potential liability in connection with any such claim, the action, suit or proceeding (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate) may be defended by the Indemnitor, provided that the Indemnitee shall provide
                                     --------
such reasonable assistance as is reasonably requested by Indemnitor, at no cost to Indemnitee. However, in the event the Indemnitor shall not offer reasonable assurances as to its financial capacity to satisfy any final judgment or settlement, the Indemnitee may assume the defense and dispose of the claim, after 30 days' prior written notice to the Indemnitor, at the Indemnitor's cost. The Indemnitee shall have the right to employ its own counsel in any other case, but the fees and expenses of such counsel shall be at the Indemnitee's own expense unless (a) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the Indemnitor in connection with the defense of such action, suit or proceeding or (b) the Indemnitee shall have reasonably concluded and specifically notified the Indemnitor that there may be specific defenses available to it which are different from or additional to those available to the Indemnitor, or that such action, suit or proceeding involves or could have an effect upon any matter beyond the scope of the indemnity agreements contained herein.

              (iii)  In addition,  in any event specified  in clause (b) of  the second sentence of subparagraph (ii) above, the Indemnitor, to the extent made necessary by such different or additional defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnitee. If Indemnitor and Indemnitee cannot agree on a mechanism to separate the defense of matters extending beyond the scope of indemnification, such matters shall be defended on the basis of joint consultation.

              (iv) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The Indemnitor shall, at the Indemnitor's expense, make available to the Indemnitee and its attorneys and accountants all books and records of the Indemnitor relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend, without Indemnitee's consent, unless the Indemnitor fully indemnifies the Indemnitee for all losses, there is no finding or admission of violation of law by, or effect on any other claims that may be made against, the Indemnitee and the relief granted in connection therewith requires no action on the part of and has no effect on the Indemnitee.

          10.5  Limitation  on Indemnification.  The Stockholders  shall have no
                ------------------------------
liability under this Agreement for breach of warranty or misrepresentation: (a) unless the aggregate amount of Losses to Parent and its affiliates from all claims under this Agreement for breach of warranty and misrepresentation exceeds $50,000 (the "Indemnification Threshold"); provided, that if the Indemnification
              -------------------------
Threshold is met, all liabilities for breach of warranty or representation under this Agreement shall be indemnifiable; and (b) in connection with any Losses (up to $380,000) resulting from the adjustment described in the first sentence of
Schedule 4.6.


                                   ARTICLE XI

                              RESTRICTIVE COVENANTS

          Section 11.1   Non-Competition.  Except as set forth on Schedule 11.1,
                         ---------------
none of the Stockholders nor any of their respective affiliates shall, for a period of five years after the Effective Date, directly or indirectly, engage, anywhere in the world, in the sale or offering or promoting for sale of any product, process, good or service which is the same as, is functionally similar to, or competes with, any product, process, good or service which Parent has sold or offered or promoted for sale within the three years preceding the Effective Date in connection with Parent's business.

          Section 11.2  Non-Solicitation of Employees.  None of the Stockholders
                        -----------------------------
nor any of their respective Affiliates shall directly or indirectly, for itself or on behalf of any other individual or entity, hire any employee of Parent, including, without limitation, any employees of the Company that Parent or its affiliates has hired in its sole discretion, or induce nor attempt to induce any such employee to leave his or her employment with Parent at any time within five years from the Effective Date.

          Section  11.3   Non-Solicitation or  Interference  with Customers  and
                          ------------------------------------------------------
Suppliers.   None of  the Stockholders  nor any  of their  respective Affiliates
- ---------
shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Parent's or Parent's affiliates' customers or suppliers or the business or patronage of any such customers or suppliers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between Parent or Parent's affiliates and any of their respective customers or suppliers or other individuals or entities with whom it deals or contact or enter into any business transaction with any such customers or suppliers or other individuals or entities for any purpose at any time within five years from the Effective Date.

          Section 11.4  Acknowledgements.  Each of the Stockholders acknowledges
                        ----------------
that, in view of the nature of the Company's business and the business objectives of Parent in acquiring the Company, and the consideration paid to the Stockholders therefor, the restrictions contained in this Article XI are reasonably necessary to protect the legitimate business interests of Parent and that any violation of such restrictions will result in irreparable injury to Parent and the business Parent has acquired hereunder for which damages will not be an adequate remedy. Each of the Stockholders therefore acknowledges that, if any such restrictions are violated, Parent shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.


                                   ARTICLE XII

                               GENERAL PROVISIONS

          Section 12.1   Amendment and Modification.   At any time prior  to the
                         --------------------------
Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein.

          Section 12.2  Waiver.  At any time prior to the Effective Time, Parent
                        ------
and Sub, on the one hand, and the Company and the Stockholders, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

          Section  12.3     Survivability;  Investigations.     The   respective
                            ------------------------------
representations and warranties of Parent, the Company and the Stockholders contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

          Section 12.4  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof. Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

(a)       If to Parent or Sub, to:

             Henry Schein, Inc.
             135 Duryea Road
             Melville, New York 11747

             Attention: Mark E. Mlotek, Esq.

with a copy to:

             Proskauer Rose Goetz & Mendelsohn LLP
             1585 Broadway
             New York, New York 10036


          Attention:  Richard L. Goldberg, Esq.

(b)       if to the Company or the Stockholders, to:

             Scientific Supply Company
             9405 West River Street
             Schiller Park, Illinois 60176

             Attention:   Lawrence Frankel
with a copy to:

             Aronberg Goldgehn Davis & Garmisa
             Suite 3000 One IBM Plaza
             Chicago, Illinois 60611

             Attention:  Ned S. Robertson, Esq.


             Section 12.5  Descriptive Headings; Interpretation.  The headings
                           ------------------------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

             Section 12.6  Entire Agreement; Assignment.  This Agreement
                           ----------------------------
(including the Schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by operation of law or otherwise by Parent, Sub or the Company; provided that Parent or Sub may assign its rights and obligations hereunder to a
- --------
direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

             Section 12.7  Governing Law.  This Agreement shall be governed by
                           -------------
and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

             Section 12.8  Severability.  In case any one or more of the
                           ------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

             Section 12.9  Counterparts.  This Agreement may be executed in two
                           ------------
or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

             Section 12.10  Knowledge.  When used in any representation or
                            ---------
warranty contained herein, the term "knowledge" shall be deemed to mean knowledge after due inquiry.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


HENRY SCHEIN, INC.                           SCIENTIFIC SUPPLY COMPANY


By:________________________________          By:________________________________
             Authorized Officer                 Authorized Officer



          SSC HOLDINGS, INC.                 ___________________________________
                                             LAWRENCE FRANKEL

By:________________________________
             Authorized Officer
                                             THE LAWRENCE AND PAMELA FRANKEL
                                             CHARITABLE REMAINDER TRUST CREATED
                                             UNDER TRUST AGREEMENT DATED AS OF
                                             MARCH 1, 1996


                                             By:________________________________
                                                  Lawrence Frankel, Trustee


                                             ___________________________________
                                             NORMAN FRANKEL


                                             ___________________________________
                                             RUDOLPH KELEMEN


                                             ___________________________________
                                             BRUCE BARBER